Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

WESTERN UNION REPORTS FIRST QUARTER RESULTS

Solid business performance with continued strong digital growth
Full year financial outlook affirmed
More than $300 million returned to shareholders

_________________________________________________________

Englewood, Colo., May 2, 2017 - The Western Union Company (NYSE: WU) today reported first quarter financial results and affirmed its outlook for 2017, which was previously provided on February 9, 2017.

In the first quarter the Company generated revenue of $1.3 billion, which was flat compared to the prior year, or increased 3% on a constant currency basis.

Earnings per share of $0.33 includes a ($0.02) impact from expenses associated with the WU Way business transformation program. Excluding the WU Way related expenses, earnings per share of $0.35 compares to $0.37 in the same period last year. The decline in earnings per share in the current quarter primarily resulted from the tax impact of changes in the internal ownership structure of certain of the Company’s international subsidiaries. These changes are expected to result in lower taxes of a comparable amount for the remainder of the year.

“We are pleased with the start to the year, as our money transfer business delivered solid performance, led by digital,” said President and Chief Executive Officer Hikmet Ersek. “Westernunion.com money transfer transactions increased 27 percent, and our consumer bill payments business produced very good growth.”

“We also further expanded our digital network. We now have online transaction sites in 40 countries, including across the European Union, and mobile apps in 18 markets, allowing consumers to send to over 200 countries and territories around the world,” Ersek added.

Executive Vice President and Chief Financial Officer Raj Agrawal stated, “The first quarter results have us on track to deliver our full year financial outlook. We are executing our business plans, while continuing to implement the WU Way business transformation program. We also returned more than $300 million to our shareholders in the quarter through share repurchases and dividends.”

The WU Way program is intended to transform the Company’s operating model to better enable innovation, improve the customer experience, and drive cost efficiencies. The program includes implementation of lean management techniques, organizational redesign, and other initiatives.

Q1 Business Unit Highlights

•
Consumer-to-Consumer (C2C) revenues were flat, or increased 2% on a constant currency basis. Transactions grew 2%, driven by strong increases from westernunion.com. Geographically, constant currency revenue growth was led by transactions originated in the Latin America and Caribbean, North America, and Europe and CIS regions, which was partially offset by declines from oil producing countries in the Middle East, Africa, and South Asia region.

Westernunion.com C2C revenues increased 26%, or 28% on a constant currency basis, on transaction growth of 27%. Westernunion.com represented 9% of total C2C revenue in the quarter.

•	Consumer-to-Business (C2B) revenues increased 8% in the quarter, or 10% on a constant currency basis. The growth was driven by the Argentina walk-in and U.S. electronic bill payments businesses.

•
Western Union Business Solutions revenues declined 6%, or decreased 3% on a constant currency basis. Revenue was impacted by the termination of a partner contract and reductions in sales of hedging products.

Additional Q1 Financial Highlights

•
GAAP operating margin in the quarter was 18.4%. Excluding the impact of the WU Way related expenses, adjusted operating margin was 19.5%, which compares to 19.9% in the prior year period. The decline compared to prior year was primarily due to the negative impact of foreign exchange and unfavorable customer and funding mix in C2B, partially offset by timing of marketing spend.

•	GAAP operating profit in the quarter was $240 million. Excluding the $14 million of WU Way related expenses, adjusted operating income of $254 million compared to $259 million in the prior year period. The current quarter operating income reflects a negative impact of approximately $15 million from changes in foreign exchange rates.

•
The effective tax rate in the quarter was 24.1%, or 24.8% excluding the impact of the WU Way related expenses, which compares to 14.6% in the prior year period. The increase was due to the discrete items mentioned above, and the Company’s full year outlook for the effective tax rate remains at 11% GAAP, and 13% adjusted for WU Way related expenses.

•
Cash flow from operating activities totaled $86 million, which includes $151 million of payments related to the settlement with federal and state governments announced in January 2017, and approximately $19 million of WU Way related payments. Excluding these items, cash flow from operating activities was $256 million in the quarter.

•	The Company returned $308 million to shareholders in the first quarter, consisting of $225 million of share repurchases and $83 million of dividends.

2017 Outlook

The Company affirmed its full year outlook for 2017, which was previously reported on February 9:

Revenue

•	Flat to low single digit decrease in GAAP revenues, or a low single digit increase constant currency.

Operating Profit Margin

•	GAAP operating margin of approximately 18% and adjusted operating margin of approximately 20%. Adjusted operating margins exclude approximately $100 million of expected WU Way related expenses.

Earnings per Share

•	GAAP EPS in a range of $1.48 to $1.60 and adjusted EPS in a range of $1.63 to $1.75. Adjusted EPS excludes the impact of the WU Way related expenses.

Cash Flow

•
GAAP cash flow from operating activities of approximately $200 million, which includes $591 million of payments related to the settlement with federal and state governments announced in January 2017, approximately $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011, and WU Way related payments. Excluding these items, expected cash flow from operating activities would be approximately $1 billion.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. As discussed in the Company’s Form 8-K filed with the SEC on April 27, 2017, beginning in the first quarter of 2017, the Company implemented a new region structure in its Consumer-to-Consumer operating segment due to leadership and organizational structure changes within the Company. Additionally, beginning January 1, 2017, the geographic split for transactions and revenue in the C2C segment, including transactions initiated through westernunion.com, is determined entirely based upon the region where the money transfer is initiated. Prior to January 1, 2017, for transactions originated and paid in different regions, the Company split the transaction count and revenue between the two regions, with each region receiving 50%. Therefore, regional results for the prior periods presented within this press release have been adjusted for this new region structure and to attribute the transactions and revenue entirely to the region where the transaction was initiated.

Expenses related to the settlement with federal and state governments announced in January 2017 and the WU Way business transformation are not included in operating segment results, as they are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include consolidated revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment westernunion.com revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; consolidated operating income, excluding WU Way business transformation expenses; consolidated operating margin, excluding Joint Settlement Agreements (as defined in the notes below) and WU Way business transformation expenses; effective tax rate, excluding Joint Settlement Agreements and WU Way business transformation expenses; earnings/(loss) per share, excluding Joint Settlement Agreements and WU Way business transformation expenses; cash flow from operating activities, excluding payments for Joint Settlement Agreements and WU Way business transformation expenses; operating margin outlook excluding WU Way business transformation expenses; earnings per share outlook excluding WU Way business transformation expenses; cash flow from operating activities outlook, excluding payments for Joint Settlement Agreements, WU Way business transformation expenses, and IRS Agreement payments; and additional measures found in the supplemental tables included with this press release. Although the expenses related to the WU Way business transformation are specific to that initiative, the types of expenses related to the WU Way business transformation are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or
+1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 2739953.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2016. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.
Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States, the European Union and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended, or with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general; the impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of March 31, 2017, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 550,000 agent locations in 200 countries and territories and over 150,000 ATMs and kiosks, and included the capability to send money to billions of accounts. In 2016, The Western Union Company completed 268 million consumer-to-consumer transactions worldwide, moving $80 billion of principal between consumers, and 523 million business payments. For more information, visit www.westernunion.com.

WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		(2)%	(1)%	(2)%	(1)%	(1)%	0%
Consolidated revenues (constant currency) - YoY % change	a	3%	3%	2%	4%	3%	3%
Consolidated operating income/(loss) (GAAP) - YoY % change		(5)%	4%	(9)%	(211)%	(56)%	(7)%
Consolidated operating income (constant currency, excluding Joint Settlement Agreements, WU Way business transformation expenses, and 2015 Paymap Settlement Agreement) - YoY % change	b	1%	5%	5%	6%	4%	4%
Consolidated operating margin (GAAP)		19.9%	18.9%	20.2%	(22.9)%	8.9%	18.4%
Consolidated operating margin (excluding Joint Settlement Agreements and WU Way business transformation expenses)	c	19.9%	20.2%	21.7%	19.7%	20.4%	19.5%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		(2)%	(1)%	(1)%	0%	(1)%	0%
Revenues (constant currency) - YoY % change	h	1%	2%	1%	3%	2%	2%
Operating margin	v, w	22.7%	23.0%	25.1%	22.8%	23.4%	22.4%

Transactions (in millions)		63.7	67.7	67.8	69.1	268.3	65.3
Transactions - YoY % change		3%	3%	2%	2%	3%	2%

Total principal ($ - billions)		$19.1	$20.4	$20.3	$20.2	$80.0	$19.1
Principal per transaction ($ - dollars)		$299	$301	$300	$292	$298	$292
Principal per transaction - YoY % change		(5)%	(5)%	(5)%	(3)%	(5)%	(2)%
Principal per transaction (constant currency) - YoY % change	i	(3)%	(4)%	(4)%	(2)%	(3)%	(1)%

Cross-border principal ($ - billions)		$17.3	$18.5	$18.4	$18.3	$72.5	$17.3
Cross-border principal - YoY % change		(2)%	(1)%	(3)%	(1)%	(2)%	1%
Cross-border principal (constant currency) - YoY % change	j	1%	0%	(2)%	1%	0%	2%

NA region revenues (GAAP) - YoY % change	y, z	4%	6%	7%	8%	6%	3%
NA region revenues (constant currency) - YoY % change	k, y, z	5%	7%	7%	8%	7%	4%
NA region transactions - YoY % change	y, z	7%	7%	7%	8%	7%	5%

EU & CIS region revenues (GAAP) - YoY % change	y, aa	(3)%	(2)%	(2)%	(2)%	(2)%	(1)%
EU & CIS region revenues (constant currency) - YoY % change	l, y, aa	0%	0%	2%	4%	1%	4%
EU & CIS region transactions - YoY % change	y, aa	4%	5%	3%	5%	4%	8%

MEASA region revenues (GAAP) - YoY % change	y, bb	(4)%	(7)%	(16)%	(14)%	(10)%	(13)%
MEASA region revenues (constant currency) - YoY % change	m, y, bb	(1)%	(6)%	(14)%	(12)%	(8)%	(10)%
MEASA region transactions - YoY % change	y, bb	(5)%	(8)%	(14)%	(17)%	(11)%	(15)%

APAC region revenues (GAAP) - YoY % change	y, cc	(6)%	(2)%	2%	(2)%	(2)%	(2)%
APAC region revenues (constant currency) - YoY % change	n, y, cc	(2)%	1%	2%	(1)%	0%	(1)%
APAC region transactions - YoY % change	y, cc	(7)%	(5)%	(5)%	(6)%	(6)%	(2)%

LACA region revenues (GAAP) - YoY % change	y, dd	(16)%	(7)%	0%	11%	(3)%	26%
LACA region revenues (constant currency) - YoY % change	o, y, dd	(4)%	3%	9%	20%	7%	25%
LACA region transactions - YoY % change	y, dd	8%	11%	15%	18%	13%	17%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
International revenues - YoY % change	ee	(5)%	(4)%	(5)%	(4)%	(4)%	(2)%
International transactions - YoY % change	ee	0%	0%	(2)%	(1)%	(1)%	1%
International revenues - % of C2C segment revenues	ee	67%	67%	67%	66%	67%	66%

United States originated revenues - YoY % change	ff	5%	7%	7%	8%	7%	4%
United States originated transactions - YoY % change	ff	8%	8%	7%	8%	8%	4%
United States originated revenues - % of C2C segment revenues	ff	33%	33%	33%	34%	33%	34%

westernunion.com revenues (GAAP) - YoY % change	gg	16%	19%	26%	27%	22%	26%
westernunion.com revenues (constant currency) - YoY % change	p, gg	18%	20%	28%	30%	24%	28%
westernunion.com transactions - YoY % change	gg	25%	25%	29%	28%	27%	27%

% of Consumer-to-Consumer Revenue
Regional Revenues:
NA region revenues	y, z	36%	36%	37%	37%	36%	37%
EU & CIS region revenues	y, aa	30%	31%	31%	31%	31%	30%
MEASA region revenues	y, bb	19%	18%	17%	16%	18%	17%
APAC region revenues	y, cc	8%	8%	8%	8%	8%	8%
LACA region revenues	y, dd	7%	7%	7%	8%	7%	8%
westernunion.com revenues	gg	7%	8%	8%	9%	8%	9%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		(1)%	(2)%	(3)%	(4)%	(3)%	8%
Revenues (constant currency) - YoY % change	q	12%	12%	11%	9%	11%	10%
Operating margin	w	14.6%	11.7%	9.5%	5.7%	10.4%	12.2%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		1%	3%	(4)%	(3)%	(1)%	(6)%
Revenues (constant currency) - YoY % change	r	6%	6%	0%	1%	3%	(3)%
Operating margin	w	2.4%	5.2%	4.0%	9.7%	5.3%	2.5%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		78%	80%	80%	80%	79%	78%
Consumer-to-Business segment revenues		12%	11%	11%	11%	12%	13%
Business Solutions segment revenues		8%	7%	7%	7%	7%	7%

* See the "Notes to Key Statistics" section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016	% Change
Revenues	$1,302.4	$1,297.7	0%
Expenses:
Cost of services	800.5	779.4	3%
Selling, general and administrative	262.4	259.7	1%
Total expenses (a)	1,062.9	1,039.1	2%
Operating income	239.5	258.6	(7)%
Other income/(expense):
Interest income	1.1	0.9	32%
Interest expense	(31.3)	(40.5)	(23)%
Derivative gains, net	2.6	0.5	(b)
Other income/(expense), net	1.2	(2.0)	(b)
Total other expense, net	(26.4)	(41.1)	(36)%
Income before income taxes	213.1	217.5	(2)%
Provision for income taxes	51.4	31.8	62%
Net income	$161.7	$185.7	(13)%
Earnings per share:
Basic	$0.34	$0.37	(8)%
Diluted	$0.33	$0.37	(11)%
Weighted-average shares outstanding:
Basic	479.8	500.0
Diluted	483.4	503.2

Cash dividends declared per common share	$0.175	$0.16	9%

__________
(a)
For the three months ended March 31, 2017, total WU Way business transformation expenses were $14.3 million, including $4.2 million in cost of services and $10.1 million in selling, general and administrative.

(b) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents (a)	$1,323.3	$877.5
Settlement assets	3,452.0	3,749.1
Property and equipment, net of accumulated depreciation of
$617.3 and $600.0, respectively	209.3	220.5
Goodwill	3,162.0	3,162.0
Other intangible assets, net of accumulated amortization of
$996.5 and $958.2, respectively	649.6	664.2
Other assets	689.8	746.3
Total assets	$9,486.0	$9,419.6
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$973.7	$1,129.6
Settlement obligations	3,452.0	3,749.1
Income taxes payable	402.5	407.3
Deferred tax liability, net	135.3	85.9
Borrowings	3,490.9	2,786.1
Other liabilities	281.3	359.4
Total liabilities	8,735.7	8,517.4

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
472.0 shares and 481.5 shares issued and outstanding as of
March 31, 2017 and December 31, 2016, respectively	4.7	4.8
Capital surplus	659.7	640.9
Retained earnings	259.7	419.3
Accumulated other comprehensive loss	(173.8)	(162.8)
Total stockholders' equity	750.3	902.2
Total liabilities and stockholders' equity	$9,486.0	$9,419.6

__________
(a) Approximately $700 million was held by entities outside of the United States as of both March 31, 2017 and December 31, 2016.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2017	2016
Cash Flows From Operating Activities
Net income	$161.7	$185.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18.6	17.5
Amortization	47.8	48.1
Other non-cash items, net	76.0	36.7
Increase/(decrease) in cash resulting from changes in:
Other assets	(20.4)	(36.9)
Accounts payable and accrued liabilities	(192.7)	(51.0)
Income taxes payable	(5.2)	14.1
Other liabilities	0.5	(1.5)
Net cash provided by operating activities	86.3	212.7
Cash Flows From Investing Activities
Capitalization of contract costs	(6.8)	(20.2)
Capitalization of purchased and developed software	(11.7)	(13.1)
Purchases of property and equipment	(7.9)	(14.6)
Purchases of non-settlement related investments and other	(21.3)	(11.2)
Proceeds from maturity of non-settlement related investments and other	—	11.0
Purchases of held-to-maturity non-settlement related investments	(15.2)	(15.2)
Proceeds from held-to-maturity non-settlement related investments	12.3	—
Net cash used in investing activities	(50.6)	(63.3)
Cash Flows From Financing Activities
Cash dividends paid	(83.3)	(79.3)
Common stock repurchased	(219.3)	(233.2)
Net proceeds from commercial paper	310.0	—
Net proceeds from issuance of borrowings	396.9	—
Proceeds from exercise of options and other	5.8	7.2
Net cash provided by/(used in) financing activities	410.1	(305.3)
Net change in cash and cash equivalents	445.8	(155.9)
Cash and cash equivalents at beginning of period	877.5	1,315.9
Cash and cash equivalents at end of period	$1,323.3	$1,160.0

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2017	2016	% Change
Revenues:
Consumer-to-Consumer	$1,015.0	$1,017.4	0%
Consumer-to-Business	168.2	156.1	8%
Business Solutions	93.6	99.2	(6)%
Other	25.6	25.0	2%
Total consolidated revenues	$1,302.4	$1,297.7	0%
Operating income:
Consumer-to-Consumer	$227.6	$231.3	(2)%
Consumer-to-Business	20.5	22.9	(10)%
Business Solutions	2.3	2.4	(2)%
Other	3.4	2.0	68%
Total segment operating income	$253.8	$258.6	(2)%
Business transformation expenses (a)	(14.3)	—	(b)
Total consolidated operating income	$239.5	$258.6	(7)%
Operating income margin:
Consumer-to-Consumer	22.4%	22.7%	(0.3)%
Consumer-to-Business	12.2%	14.6%	(2.4)%
Business Solutions	2.5%	2.4%	0.1%
Total consolidated operating income margin	18.4%	19.9%	(1.5)%

__________
(a)
Expenses related to the WU Way business transformation are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.

(b) Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

		1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,297.7	$1,375.7	$1,377.8	$1,371.7	$5,422.9	$1,302.4
	Foreign currency translation impact (t)	57.4	48.9	52.1	58.7	217.1	30.1
	Revenues, constant currency adjusted	$1,355.1	$1,424.6	$1,429.9	$1,430.4	$5,640.0	$1,332.5
	Prior year revenues, as reported (GAAP)	$1,320.9	$1,383.6	$1,399.2	$1,380.0	$5,483.7	$1,297.7
	Revenue change, as reported (GAAP)	(2)%	(1)%	(2)%	(1)%	(1)%	0%
	Revenue change, constant currency adjusted	3%	3%	2%	4%	3%	3%

(b)	Operating income/(loss), as reported (GAAP)	$258.6	$260.3	$278.3	$(313.5)	$483.7	$239.5
	Foreign currency translation impact (t)	16.8	23.5	21.9	28.0	90.2	15.0
	Joint Settlement Agreements (v)	N/A	15.0	15.0	571.0	601.0	N/A
	WU Way business transformation expenses (w)	N/A	2.1	5.0	13.2	20.3	14.3
	Operating income, constant currency adjusted, excluding Joint Settlement Agreements and WU Way business transformation expenses	$275.4	$300.9	$320.2	$298.7	$1,195.2	$268.8
	Prior year operating income, excluding Paymap Settlement Agreement (u)	$272.3	$286.1	$304.5	$281.8	$1,144.7	$258.6
	Operating income change, as reported (GAAP)	(5)%	4%	(9)%	(211)%	(56)%	(7)%
	Operating income change, constant currency adjusted, excluding Joint Settlement Agreements, WU Way business transformation expenses, and 2015 Paymap Settlement Agreement	1%	5%	5%	6%	4%	4%

(c)	Operating income/(loss), as reported (GAAP)	$258.6	$260.3	$278.3	$(313.5)	$483.7	$239.5
	Joint Settlement Agreements (v)	N/A	15.0	15.0	571.0	601.0	N/A
	WU Way business transformation expenses (w)	N/A	2.1	5.0	13.2	20.3	14.3
	Operating income, excluding Joint Settlement Agreements and WU Way business transformation expenses	$258.6	$277.4	$298.3	$270.7	$1,105.0	$253.8
	Operating margin, as reported (GAAP)	19.9%	18.9%	20.2%	(22.9)%	8.9%	18.4%
	Operating margin, excluding Joint Settlement Agreements and WU Way business transformation expenses	19.9%	20.2%	21.7%	19.7%	20.4%	19.5%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
	Consolidated Metrics cont.
(d)	Operating income/(loss), as reported (GAAP)	$258.6	$260.3	$278.3	$(313.5)	$483.7	$239.5
	Reversal of depreciation and amortization	65.6	65.9	66.4	65.3	263.2	66.4
	EBITDA (x)	$324.2	$326.2	$344.7	$(248.2)	$746.9	$305.9
	Joint Settlement Agreements (v)	N/A	15.0	15.0	571.0	601.0	N/A
	WU Way business transformation expenses (w)	N/A	2.1	5.0	13.2	20.3	14.3
	Adjusted EBITDA, excluding Joint Settlement Agreements and WU Way business transformation expenses	$324.2	$343.3	$364.7	$336.0	$1,368.2	$320.2
	Operating margin, as reported (GAAP)	19.9%	18.9%	20.2%	(22.9)%	8.9%	18.4%
	EBITDA margin	25.0%	23.7%	25.0%	(18.1)%	13.8%	23.5%
	Adjusted EBITDA margin, excluding Joint Settlement Agreements and WU Way business transformation expenses	25.0%	25.0%	26.5%	24.5%	25.2%	24.6%

(e)	Net income/(loss), as reported (GAAP)	$185.7	$205.6	$216.9	$(355.0)	$253.2	$161.7
	Joint Settlement Agreements (v)	N/A	15.0	15.0	571.0	601.0	N/A
	WU Way business transformation expenses (w)	N/A	2.1	5.0	13.2	20.3	14.3
	Income tax expense/(benefit) from Joint Settlement Agreements (v)	N/A	(5.4)	(5.5)	5.5	(5.4)	N/A
	Income tax benefit from WU Way business transformation expenses (w)	N/A	(0.8)	(1.8)	(4.8)	(7.4)	(5.0)
	Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit)	N/A	10.9	12.7	584.9	608.5	9.3
	Net income, excluding Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit)	$185.7	$216.5	$229.6	$229.9	$861.7	$171.0
	Diluted earnings/(loss) per share ("EPS"), as reported (GAAP) ($ - dollars)	$0.37	$0.42	$0.44	$(0.73)	$0.51	$0.33
	EPS impact as a result of Joint Settlement Agreements ($ - dollars) (v)	N/A	$0.03	$0.03	$1.17	$1.22	N/A
	EPS impact as a result of WU Way business transformation expenses ($ - dollars) (w)	N/A	$—	$0.01	$0.03	$0.04	$0.03
	EPS impact from income tax expense/(benefit) from Joint Settlement Agreements ($ - dollars) (v)	N/A	$(0.01)	$(0.01)	$0.01	$(0.01)	N/A
	EPS impact from income tax benefit from WU Way business transformation expenses ($ - dollars) (w)	N/A	$—	$—	$(0.01)	$(0.01)	$(0.01)
	EPS impact as a result of Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit) ($ - dollars)	N/A	$0.02	$0.03	$1.20	$1.24	$0.02
	Diluted EPS, excluding Joint Settlement Agreements and WU Way business transformation expenses ($ - dollars)	$0.37	$0.44	$0.47	$0.47	$1.75	$0.35
	Diluted weighted-average shares outstanding	503.2	493.0	490.3	483.6	493.5	483.4

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
(f)	Effective tax rate, as reported (GAAP)	14.6%	7.6%	9.6%	(4.9)%	25.9%	24.1%
	Impact from Joint Settlement Agreements (v)	N/A	1.8%	1.6%	9.7%	(15.9)%	N/A
	Impact from WU Way business transformation expenses (w)	N/A	0.3%	0.5%	1.7%	0.5%	0.7%
	Effective tax rate, excluding Joint Settlement Agreements and WU Way business transformation expenses	14.6%	9.7%	11.7%	6.5%	10.5%	24.8%

(g)	Cash flow from operating activities (GAAP)	$212.7	$272.9	$336.3	$220.0	$1,041.9	$86.3
	Joint Settlement Agreements payments (v)	N/A	N/A	N/A	N/A	N/A	151.3
	Payments of WU Way business transformation expenses (w)	N/A	N/A	1.1	6.3	7.4	18.6
	Cash flow from operating activities, excluding payments for Joint Settlement Agreements and WU Way business transformation expenses	$212.7	$272.9	$337.4	$226.3	$1,049.3	$256.2

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
	Consumer-to-Consumer Segment
(h)	Revenues, as reported (GAAP)	$1,017.4	$1,095.8	$1,098.9	$1,092.5	$4,304.6	$1,015.0
	Foreign currency translation impact (t)	30.5	23.0	25.3	33.4	112.2	24.1
	Revenues, constant currency adjusted	$1,047.9	$1,118.8	$1,124.2	$1,125.9	$4,416.8	$1,039.1
	Prior year revenues, as reported (GAAP)	$1,038.3	$1,101.5	$1,112.9	$1,091.2	$4,343.9	$1,017.4
	Revenue change, as reported (GAAP)	(2)%	(1)%	(1)%	0%	(1)%	0%
	Revenue change, constant currency adjusted	1%	2%	1%	3%	2%	2%

(i)	Principal per transaction, as reported ($ - dollars)	$299	$301	$300	$292	$298	$292
	Foreign currency translation impact (t) ($ - dollars)	7	3	3	4	4	3
	Principal per transaction, constant currency adjusted ($ - dollars)	$306	$304	$303	$296	$302	$295
	Prior year principal per transaction, as reported ($ - dollars)	$315	$316	$315	$303	$312	$299
	Principal per transaction change, as reported	(5)%	(5)%	(5)%	(3)%	(5)%	(2)%
	Principal per transaction change, constant currency adjusted	(3)%	(4)%	(4)%	(2)%	(3)%	(1)%

(j)	Cross-border principal, as reported ($ - billions)	$17.3	$18.5	$18.4	$18.3	$72.5	$17.3
	Foreign currency translation impact (t) ($ - billions)	0.4	0.2	0.2	0.2	1.0	0.2
	Cross-border principal, constant currency adjusted ($ - billions)	$17.7	$18.7	$18.6	$18.5	$73.5	$17.5
	Prior year cross-border principal, as reported ($ - billions)	$17.5	$18.8	$18.9	$18.4	$73.6	$17.3
	Cross-border principal change, as reported	(2)%	(1)%	(3)%	(1)%	(2)%	1%
	Cross-border principal change, constant currency adjusted	1%	0%	(2)%	1%	0%	2%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
	Consumer-to-Consumer Segment cont.
(k)	NA region revenue change, as reported (GAAP)	4%	6%	7%	8%	6%	3%
	NA region foreign currency translation impact (t)	1%	1%	0%	0%	1%	1%
	NA region revenue change, constant currency adjusted	5%	7%	7%	8%	7%	4%

(l)	EU & CIS region revenue change, as reported (GAAP)	(3)%	(2)%	(2)%	(2)%	(2)%	(1)%
	EU & CIS region foreign currency translation impact (t)	3%	2%	4%	6%	3%	5%
	EU & CIS region revenue change, constant currency adjusted	0%	0%	2%	4%	1%	4%

(m)	MEASA region revenue change, as reported (GAAP)	(4)%	(7)%	(16)%	(14)%	(10)%	(13)%
	MEASA region foreign currency translation impact (t)	3%	1%	2%	2%	2%	3%
	MEASA region revenue change, constant currency adjusted	(1)%	(6)%	(14)%	(12)%	(8)%	(10)%

(n)	APAC region revenue change, as reported (GAAP)	(6)%	(2)%	2%	(2)%	(2)%	(2)%
	APAC region foreign currency translation impact (t)	4%	3%	0%	1%	2%	1%
	APAC region revenue change, constant currency adjusted	(2)%	1%	2%	(1)%	0%	(1)%

(o)	LACA region revenue change, as reported (GAAP)	(16)%	(7)%	0%	11%	(3)%	26%
	LACA region foreign currency translation impact (t)	12%	10%	9%	9%	10%	(1)%
	LACA region revenue change, constant currency adjusted	(4)%	3%	9%	20%	7%	25%

(p)	westernunion.com revenue change, as reported (GAAP)	16%	19%	26%	27%	22%	26%
	westernunion.com foreign currency translation impact (t)	2%	1%	2%	3%	2%	2%
	westernunion.com revenue change, constant currency adjusted	18%	20%	28%	30%	24%	28%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q16	2Q16	3Q16	4Q16	FY2016	1Q17
	Consumer-to-Business Segment
(q)	Revenues, as reported (GAAP)	$156.1	$154.2	$155.7	$155.2	$621.2	$168.2
	Foreign currency translation impact (t)	20.9	21.9	22.8	21.5	87.1	3.8
	Revenues, constant currency adjusted	$177.0	$176.1	$178.5	$176.7	$708.3	$172.0
	Prior year revenues, as reported (GAAP)	$157.8	$157.9	$160.1	$161.9	$637.7	$156.1
	Revenue change, as reported (GAAP)	(1)%	(2)%	(3)%	(4)%	(3)%	8%
	Revenue change, constant currency adjusted	12%	12%	11%	9%	11%	10%

	Business Solutions Segment
(r)	Revenues, as reported (GAAP)	$99.2	$100.8	$97.2	$98.8	$396.0	$93.6
	Foreign currency translation impact (t)	4.6	3.0	3.5	3.9	15.0	2.8
	Revenues, constant currency adjusted	$103.8	$103.8	$100.7	$102.7	$411.0	$96.4
	Prior year revenues, as reported (GAAP)	$98.0	$97.6	$101.2	$101.9	$398.7	$99.2
	Revenue change, as reported (GAAP)	1%	3%	(4)%	(3)%	(1)%	(6)%
	Revenue change, constant currency adjusted	6%	6%	0%	1%	3%	(3)%

(s)	Operating income, as reported (GAAP)	$2.4	$5.2	$3.9	$9.6	$21.1	$2.3
	Reversal of depreciation and amortization	12.6	13.1	13.2	11.9	50.8	10.6
	EBITDA (x)	$15.0	$18.3	$17.1	$21.5	$71.9	$12.9
	Operating income margin, as reported (GAAP)	2.4%	5.2%	4.0%	9.7%	5.3%	2.5%
	EBITDA margin	15.1%	18.2%	17.5%	21.8%	18.1%	13.7%

2017 Consolidated Outlook Metrics
Operating margin (GAAP)	18%
WU Way business transformation expenses (w)	2%
Operating margin, excluding WU Way business transformation expenses	20%

	Range
Earnings per share (GAAP) ($ - dollars)	$1.48	$1.60
WU Way business transformation expenses ($ - dollars) (w)	0.15	0.15
Earnings per share, excluding WU Way business transformation expenses ($ - dollars)	$1.63	$1.75

Effective tax rate (GAAP)	11%
Impact from WU Way business transformation expenses (w)	2%
Effective tax rate, excluding WU Way business transformation expenses	13%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(t)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(u)
Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company (the "Paymap Settlement Agreement"), included in full year 2015 results. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. See below for reconciliation of prior year operating income, excluding Paymap Settlement Agreement.

		1Q15	2Q15	3Q15	4Q15	FY2015
	Operating income, as reported (GAAP)	$272.3	$250.8	$304.5	$281.8	$1,109.4
	Paymap Settlement Agreement	N/A	35.3	N/A	N/A	35.3
	Operating income, excluding Paymap Settlement Agreement	$272.3	$286.1	$304.5	$281.8	$1,144.7

(v)
Represents the impact from the settlement agreements related to (1) a Deferred Prosecution Agreement with the United States Department of Justice, and the United States Attorney’s Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California, and the Southern District of Florida, (2) a Stipulated Order for Permanent Injunction and Final Judgment with the United States Federal Trade Commission ("FTC"), (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network of the United States Department of Treasury (collectively, the “Joint Settlement Agreements”), to resolve the respective investigations of those agencies, as described in our Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, and related matters. Amounts related to these matters were recognized in the second, third, and fourth quarters of 2016 and the full year 2016 results. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. Additionally, income tax benefit was adjusted in the fourth quarter of 2016 to reflect the revised determination, based on final agreement terms. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(w)
Represents the expenses incurred to transform our operating model, focusing on technology transformation, network productivity, customer and agent process optimization, and organizational redesign to better drive efficiencies and growth initiatives (“WU Way business transformation expenses”).  Amounts related to the WU Way business transformation expenses were recognized beginning in the second quarter of 2016, and each subsequent quarter. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the transformation of our operating model that can impact operating trends, management and investors are provided with a measure that increases the comparability of our other underlying operating results. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

(x)
Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Other notes:
(y)
Geographic split for transactions and revenue, including transactions initiated through westernunion.com, is determined entirely based upon the region where the money transfer is initiated. Prior to January 1, 2017, for transactions originated and paid in different regions, we split the transaction count and revenue between the two regions, with each region receiving 50%. Therefore, regional results for all periods previously presented have also been adjusted to attribute the transactions and revenue entirely to the region where the transaction was initiated.

(z)	Represents the North America (United States and Canada) ("NA") region of our Consumer-to-Consumer segment.
(aa)	Represents the Europe and the Russia/Commonwealth of Independent States ("EU & CIS") region of our Consumer-to-Consumer segment.
(bb)
Represents the Middle East, Africa, and South Asia ("MEASA") region of our Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.

(cc)	Represents the East Asia and Oceania ("APAC") region of our Consumer-to-Consumer segment.
(dd)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment, including Mexico.
(ee)
Represents transactions, including westernunion.com transactions initiated outside the United States, between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.

(ff)	Represents transactions originated in the United States, including intra-country transactions and westernunion.com transactions initiated from the United States.
(gg)	Represents transactions initiated on westernunion.com.